                                                                     EXHIBIT 4.4
                                     WARRANT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED AND THAT AN APPLICABLE EXEMPTION IS AVAILABLE.

                               WARRANT TO PURCHASE
                        10,000 SHARES OF COMMON STOCK OF
                          AMYLIN PHARMACEUTICALS, INC.
                          (Void after December 7, 2002)

         This certifies that 1149336 Ontario Inc., a corporation formed under the laws of the province of Ontario, Canada, or its permitted assigns (the "Holder"), for value received, is entitled to purchase from AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), having a place of business at 9373 Towne Centre Drive, San Diego, California 92121, Ten Thousand (10,000) fully paid and nonassessable shares of the Company's Common Stock ("Stock") for cash at a price of $3.313 per share (the "Stock Purchase Price") at any time or from time to time on or after December 8, 1999 and up to and including 5:00 p.m. (Pacific time) on December 7, 2002, such day being referred to herein as the "Expiration Date", upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto as Addendum A duly filled in and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

         This Warrant is subject to the following terms and conditions:

         1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

            1.1 GENERAL. This Warrant is exercisable at the option of the holder of record hereof at any time or from time to time on or after January ___, 2000 and up to and including the Expiration Date for all or any part of the shares of Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

         Notwithstanding anything to the contrary contained in this Section 1, the Holder shall either (i) exercise this Warrant in full by paying to the Company, by cash or check, an amount equal to the aggregate Stock Purchase Price of the shares being purchased, or (ii) convert this Warrant into shares equal to the value (as determined below) of this Warrant by surrender of this Warrant a the principal office of the Company together with the Form of Subscription in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                  -----------
                         A

Where: X = the number of shares of Common Stock to be issued to the Holder. Y = the number of shares of Common Stock under this Warrant. A = the fair market value of one share of Common Stock (at the date of such surrender). B = the Stock Purchase Price (as adjusted to the date of such surrender).

         As used herein, current fair market value of Common Stock shall mean with respect to each share of Common Stock the closing price of the Company's Common Stock as quoted on the Nasdaq Stock Market, or, if on any day the Common Stock is not so listed, the average of the highest bid and the lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each case averaged over a period of 15 trading days consisting of the day as of which the current fair market value of Common Stock is being determined and the 14 consecutive trading days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the over-the-counter market, the current fair market value of Common Stock shall be used for the calculation of A above, and shall be determined in good faith by the Board of Directors of the Company.

         2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this War-rant, a sufficient number of shares of authorized but unissued Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as defined in Section 3 hereof) if the total number of shares of Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Stock then authorized by the Company's Certificate of Incorporation.

         3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

            3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

            3.2 DIVIDENDS IN STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time all holders of shares of the Company's Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                (A) Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

                (B) Stock or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Stock issued as a stock split, adjustments in respect of which shall be covered by the terms of
Section 3.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property which such Holder would hold on the date of such exercise had he been the holder of record of such Stock as of the date on which holders of Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

            3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any reorganization described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

            3.4 NOTICE OF ADJUSTMENT. Upon any adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            3.5 OTHER NOTICES. If at any time:

                (1) the Company shall declare any cash dividend upon its Common Stock;

                (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                (4) there shall be any capital reorganization or reclassification of the capital stock of the Company; or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                (5) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

                (6) then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or public offering, at least 20 days' prior written notice of the date when the same shall take place; provided, however, that the Holder shall make a best efforts attempt to respond to such notice as early as possible after the receipt thereof. Any notice given in accordance with the foregoing clause
(a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, con-version or public offering, as the case may be.

         4. ISSUE TAX. The issuance of certificates for shares of Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

         6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         7. WARRANTS TRANSFERABLE. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

         8. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

         9. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

         10. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

         11. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware without regard to conflict of laws principles.

         12. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

         13. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 8th day of December, 1999.

                                AMYLIN PHARMACEUTICALS, INC.,
                                a Delaware corporation.


                                By:
                                   --------------------------------------
                                   Joseph C. Cook, Jr.
                                   Chief Executive Officer and
                                   Chairman of the Board of Directors

                                    EXHIBIT A

                                SUBSCRIPTION FORM






                                               Date:  _________________, 19___


AMYLIN PHARMACEUTICALS, INC.
9373 Towne Centre Drive
San Diego, California 92121
Attn:  Chief Executive Officer

Ladies and Gentlemen:

The undersigned hereby elects to exercise the warrant issued to it by AMYLIN PHARMACEUTICALS, INC. (the "Company") and dated ________________, 2000 (the "Warrant") and to purchase thereunder __________________________________ shares of the Common Stock of the Company (the "Shares") at a purchase price of ________________ ($______) per Share or an aggregate purchase price of
__________________ ________________ Dollars ($__________) (the "Purchase
Price").

         Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on Exhibit B attached to the Warrant.

                                               Very truly yours,


                                               1149336 ONTARIO, INC.


                                               By:
                                                  --------------------------
                                               Title:
                                                     -----------------------
                                      A-1.

                                    EXHIBIT B

                             TO WARRANT CERTIFICATE


THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO AMYLIN PHARMACEUTICALS, INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE STOCK ISSUABLE UPON EXERCISE OF THE WARRANT CERTIFICATE DATED DECEMBER 8, 1999 WILL BE ISSUED.



                           _____________________, 20__



AMYLIN PHARMACEUTICALS, INC.
9373 Towne Centre Drive
San Diego, California 92121
Attn:  Chief Executive Officer


The undersigned, 1149336 Ontario, Inc., a corporation formed under the laws of the province of Ontario, Canada ("Purchaser"), intends to acquire up to ______________ shares of the Common Stock (the "Stock") of AMYLIN PHARMACEUTICALS, INC. (the "Company") from the Company pursuant to the exercise of a certain Warrant to purchase Stock held by Purchaser. The Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

         Purchaser is acquiring the Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Stock in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.

         Purchaser has been advised that the Stock has not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

         Purchaser has been informed that under the 1933 Act, the Stock must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities

                                      B-1.

Warrant Agreement
1149336 ONTARIO, INC.

laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required.

         Purchaser also understands and agrees that there will be placed on the certificate(s) for the Stock, or any substitutions therefor, a legend stating in substance:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. These shares have been acquired for investment and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."

         Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Stock with Purchaser's counsel.

                                   Very truly yours,

                                   Name of Purchaser:

                                   1149336 ONTARIO, INC.




                                   By:
                                      ------------------------------

                                   Title:
                                         ---------------------------

                                      B-2.